SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: May 25, 2006

MEMS USA, INC.
(Formerly Lumalite Holdings, Inc.)
(Exact name of registrant as specified in charter)

Nevada	0-4846-3	82-0288840
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

5701 Lindero Canyon Rd., #2-100
Westlake Village, CA 91362
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (818) 735-4750

Item 1.01 Entry Into a Material Definitive Agreement

On May 24, 2006, Registrant, together with its consolidated subsidiary, Hearst Ethanol One, Inc. (“HEO”) (jointly and severally, the “Company”) entered into an agreement (the “Agreement”) with Wells Fargo Bank, N.A. (“Wells Fargo”) to engage Wells Fargo as the Company’s exclusive placement agent with respect to the proposed offering and sale (the “Transaction”) of up to $300 million (or more if required to complete the financing of the Project, as the term “Project” is defined below) of debt and/or equity-linked securities (the “Securities”) to be issued by HEO for the sole purpose of financing the construction and operation of its ethanol facility to be located in Hallebourgh, Ontario, Canada (the “Project”).

The Agreement provides that Wells Fargo shall assist the Company to secure subscriptions to purchase the Securities, the definitive terms and conditions of which will be determined by the Company in consultation with Wells Fargo, subject to the final approval of the Company and the purchasers of the Securities. The Agreement contemplates that the Company’s and Wells Fargo’s activities relating to the Transaction shall be conducted in compliance with all applicable laws, and shall be done in a manner intended to qualify each offering comprising the Transaction for exemption from the registration requirements of the Securities Act of 1933, as amended, and the prospectus requirements under Canadian security laws. A portion of the funds required to complete the financing of the Project may, with the concurrence of the Company, be provided by credit facilities with banks and other lending institutions.

The Agreement provides that on each date on which Securities are sold, the Company shall pay Wells Fargo a placement fee as a percent of the aggregate proceeds of Securities sold on such date. The Company and Wells Fargo agree that if these sales of Securities are made to certain individuals or entities identified by the Company with whom the Company has had significant discussions or prior business experience, no placement fee would be payable to Wells Fargo.

The Company will reimburse Wells Fargo upon request for reasonable out-of-pocket costs and expenses incurred by Wells Fargo or its affiliates in connection with the Transaction, including travel and related expenses, document printing, production and delivery costs, and legal fees and expenses.

The Agreement is for a term of one year. If at any time before the date six months after the expiration of or earlier termination of the Agreement for any reason (other than termination by the Company because of the sole negligence or willful misconduct of Wells Fargo), the Company or any affiliate thereof consummates a financing or enters into a binding agreement with respect to such a financing for securities similar to the Securities, or makes another transaction with economic effect similar to the issuance of such securities, with a person or entity previously contacted by Wells Fargo on behalf of the Company or identified by Wells Fargo to the Company as a potential purchaser of the Securities, then the Company will pay to Wells Fargo at the closing of such transaction a fee as a percent of the aggregate amount of the securities so sold or the financing so consummated.

Wells Fargo is acting solely as an agent of the Company. Wells Fargo is not making any commitment, express or implied, on its part or on the part of any of its affiliates to purchase or place the Securities or to provide any type of financing. Wells Fargo will perform its services under the Agreement using its best efforts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMS USA, INC.

Date: May 31, 2006	By: /s/ James A. Latty	/s/ Richard W. York
	James A. Latty,	Richard W. York,
	President & CEO	Chief Financial Officer